SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
JUNE 23, 2011

GLOBECOMM SYSTEMS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839	11-3225567
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 23, 2011, Globecomm Systems Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Andrew Silberstein, the Senior Vice President and General Manager of Globecomm Network Services, a wholly-owned subsidiary of the Company. The Agreement provides for an initial term of one year (the “Initial Term”), which shall be automatically extended for successive one year periods pursuant to the terms therein.
     Pursuant to the terms of the Agreement, Mr. Silberstein’s base salary during the Initial Term is equal to $230,015 (the “Salary”) and he is eligible to receive annual bonuses at the discretion of the Company. Pursuant to the Agreement, if the Company terminates Mr. Silberstein’s employment without Cause or Mr. Silberstein terminates his employment for Good Reason, in each case as defined in the Agreement, the Company shall pay Mr. Silberstein the Salary during a one year severance period as well as certain other costs and reimbursements. In the event of a change in control, Mr. Silberstein is also entitled to a bonus equal to 50% of the Salary if he remains employed with the Company for one year following such change in control. Mr. Silberstein is also entiled to severance payments, as described above, if his employment terminates in certain circumstances following a change in control.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of June 23, 2011, between Globecomm Systems Inc. and Andrew Silberstein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBECOMM SYSTEMS INC. (Registrant)
By:	/s/ Andrew C. Melfi
	Name:	Andrew C. Melfi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: August 22, 2011